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                                                                   EXHIBIT 10.59


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          TRIAD SENIOR LIVING IV, L.P.


         THIS AGREEMENT OF LIMITED PARTNERSHIP is dated effective as of December 22, 1998, by and among Triad Partners IV, Inc., a Texas corporation ("TP IV"), as general partner (the "General Partner") and as a limited partner and Capital Senior Living Properties, Inc., a Texas corporation ("Capital Senior Living" and, together with TP IV, the "Limited Partners").

         WHEREAS, the parties hereto desire to form a limited partnership under the Texas Revised Limited Partnership Act.

         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Accountant" - means any independent firm of certified public accountants as may be engaged by the General Partner for the Partnership.

         "Affiliate" - means (a) a General Partner; (b) a Limited Partner; (c) a partner or shareholder of a General Partner or a Limited Partner or a member of the immediate family of a partner or shareholder; (d) a legal representative of any Person, referred to in the preceding clauses (a) through (c); (e) a trustee for the benefit of any Person referred to in the preceding clauses (a) through
(c); (f) a corporation, joint venture, partnership or other business entity which is controlled by such person or entity and/or any one or more of the Persons referred to in the preceding clauses (a) through (c); (g) a corporation, joint venture, partnership or other business entity which controls or is under common control with such person or entity, and/or with a person or entity referred to in the preceding clauses (a) through (c); or (h) the partners, officers, directors and key employees of such entity and/or any corporation, joint venture, partnership or other business entity referred to in the preceding clauses (a), (b), (c), (f) or (g).

         "Agreement" or "this Agreement" - means this Agreement of Limited Partnership, as amended from time to time.






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         "Capital Contributions" - means the gross amount of contributions actually made to the capital of the Partnership by a Partner or all the Partners, as the case may be. Loans to the Partnership by any Partner shall not be considered a Capital Contribution.

         "Certificate" - means the Certificate of Limited Partnership of this Partnership filed with the Secretary of State of the State of Texas, as such Certificate may be further amended and filed from time to time.

         "Certificate of Occupancy" - means that certain certificate of occupancy which has been issued for any building at a Property.

         "Code" - means the Internal Revenue Code of 1986, as amended.

         "Development Agreement" - means any development agreement between the Partnership and Capital Senior Development, Inc. relating to a Property, as such agreement may be amended from time to time.

         "Fiscal Year" - means the fiscal year of the Partnership as set forth in Section 11.1 hereof.

         "General Partner" - means Triad Partners IV, Inc. and any additional or successor General Partner(s) designated in any case as such in accordance with the provisions of this Agreement, and, from time to time, holding such position in accordance with such provisions.

         "Gross Receipts" - means all revenues received by the Partnership from the operations of its business attributable to a particular period as determined in accordance with the cash receipts and disbursements method of accounting, and including, without limitation, any loans from Partners and third parties, and other amounts paid by Partners and third parties to the Partnership, but not including capital contributions.

         "Limited Partners" - means Triad Partners IV, Inc. and Capital Senior Living Properties, Inc., and any additional or substitute Limited Partner(s) as may be designated as such in accordance with the provisions of this Agreement.

         "Lenders" - means such lender or lenders approved by the Partners, or their successors and/or assigns.

         "Loan" - means collectively those certain loans from Lenders to the Partnership approved by the Partners.

         "Loan Documents" - means all documents evidencing, securing or otherwise entered into in connection with the Loan, including, without limitation, any Note, Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, Assignment of Leases and Rents, and UCC-1 Financing Statement.



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         "Management Agreement" means any management agreement between the
Partnership and Capital Senior Living, Inc. relating to a Property, as such agreement may be amended from time to time.

         "Net Cash Flow" - means the amount, if any, by which Gross Receipts plus cash reserves of the Partnership from the previous period exceed Operating Expenses for such particular period, to the extent the General Partner determines, in its sole discretion, that cash is not otherwise required for Partnership purposes, including the setting up or continuing of a reasonable working capital reserve for the Partnership. "Net Cash Flow" shall not include or reflect any proceeds received or expenses incurred in connection with the sale or other disposition of all or substantially all of the assets of the Partnership or the termination and liquidation of the Partnership.

         "Operating Expenses" - means all cash expenditures of any kind or nature incurred by the Partnership attributable to a particular period, as determined in accordance with the cash receipts and disbursements method of accounting.

         "Partners"- means the General Partner and the Limited Partners. "Partner" - means any of the Partners.

         "Partnership" - means the limited partnership evidenced by this Agreement, as said limited partnership may from time to time be constituted, amended and, if necessary, reconstituted, including any successor limited partnership.

         "Percentage Interests" - means the percentage set forth opposite the name of such Partner under the column "Interest" in Exhibit B attached hereto and made a part hereof for all purposes.

         "Person" - means an individual, firm, corporation or other legal entity.

         "Properties" - means those certain tracts of land which have been agreed to in writing by all of the Partners. Upon such written approval, the General Partner shall attach the legal description for each Property hereto as Exhibit A. "Property" - means any one of the Properties.

         "Revised Act" - means the Texas Revised Limited Partnership Act, as adopted and from time to time amended by the State of Texas.

                                   ARTICLE II

                       FORMATION; NAME AND OFFICE; PURPOSE

Section 2.1       Formation

         The General Partner and the Limited Partners hereby organize, create and form the Partnership as a Texas limited partnership under the Revised Act. The Partnership will commence effective upon the filing of the Certificate with the Secretary of State of the State of Texas pursuant



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to the provisions of the Revised Act. The Partnership is formed for the purpose and upon the terms and conditions herein set forth. The Partners hereby agree and obligate themselves to execute, acknowledge, file, record and/or publish, as necessary, such amendments to the Certificate and such other certificates and documents and to take all other necessary actions required by law to perfect and maintain the Partnership as a limited partnership under the Revised Act and in all other jurisdictions in which the Partnership may elect to conduct business.

Section 2.2       Name, Registered Agent and Registered Office

         The name of the Partnership shall be Triad Senior Living IV, L.P. or such other name as the General Partner shall hereafter designate by notice to the Limited Partners and by amendment to the Certificate properly filed with the Secretary of State of the State of Texas. The principal place of business in Texas where books and records of the Partnership will be kept and made available shall be 4312 Mockingbird Lane, Dallas, Texas 75205, or such other place as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate. The registered office of the Partnership and the registered Agent shall be as set forth in the Certificate, or such other registered Agent and registered office as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate.

Section 2.3       Purpose

         The purpose of the Partnership shall be strictly limited to activities relating to the acquisition, development, ownership, operation, and sale of the Properties, and such other activities as are incidental thereto, including without limitation, entering into the Loan and the performance of the Partnership's obligations under the Loan Documents.

                                   ARTICLE III

                                      TERM

         The term of the Partnership shall commence upon the filing of the Certificate with the Secretary of State of the State of Texas, and shall continue until December 31, 2050, on which date the Partnership shall terminate, unless sooner dissolved upon the occurrence of any of the events of dissolution or termination, as described in Article X.

                                   ARTICLE IV

              INTERESTS OF THE GENERAL PARTNER AND LIMITED PARTNERS

Section 4.1       General Partner

         The General Partner is Triad Partners IV, Inc., and it shall have a 1% interest in the Partnership. Except as provided in Article IX of this Agreement, no other Person shall become a General Partner in the Partnership. The address of the General Partner is set forth on Exhibit B.




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Section 4.2       Limited Partners

         The Limited Partners are TP IV and Capital Senior Living Properties, Inc., which shall have the interests in the Partnership as shown on Exhibit B. Except as provided in Article IX of this Agreement, no other Person shall become a Limited Partner or substitute Limited Partner in the Partnership. The addresses of the Limited Partners are set forth on Exhibit B.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

Section 5.1       Capital Contribution of the General Partner

         The General Partner has contributed to the Partnership the amount set forth on Exhibit B. The General Partner shall not be obligated to pay any Partnership expenses or make any capital contributions to the Partnership except as provided in this Section 5.1 and Section 5.3.

Section 5.2       Capital Contribution of the Limited Partners

         The Limited Partners have contributed or will contribute to the Partnership the amounts set forth on Exhibit B. The Limited Partners shall not be obligated to make any other capital contributions to the Partnership except as provided in this Section 5.2 and Section 5.3.

Section 5.3       Additional Capital Contributions

         The Partners may, but are not required to, make their pro rata share (based on Percentage Interests) of any additional capital contributions to the Partnership. In the event that any Partner does not make such additional capital contribution, the Partnership shall return the amounts contributed by the other Partners for such additional capital contributions. The additional capital contributions shall be due only upon the written notice from the General Partner to the Partners.

         TP IV shall contribute to the capital of the Partnership in the amount required and at the time specified in Section 2.2(d) of Exhibit C attached hereto.

Section 5.4       Return or Withdrawal of Capital Contributions; Distributions

         Except as otherwise expressly provided in this Agreement, none of the Partners shall be entitled to demand a refund or return of any Capital Contribution or to withdraw any part of its capital account or to receive any distribution from the Partnership.

Section 5.5       Capital Accounts

         A capital account shall be established and maintained for each Partner as set forth in Exhibit C attached hereto.



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Section 5.6       Loans by the Partners.

         If the General Partner determines that the Partnership needs additional capital, it may request that the Partners make loans to the Partnership. Then each Partner shall have the option, but not the obligation, to loan to the Partnership some or all of the aggregate amount of the requested loan. Any loans made by the Partners shall not be considered to be contributions to the capital of the Partnership.

                                   ARTICLE VI

                                LIMITED PARTNERS

Section 6.1       Powers: Actions

         The Limited Partners shall neither participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, said powers being vested solely and exclusively in the General Partner.

Section 6.2       Limitation of Liability

         Anything to the contrary herein expressed or implied notwithstanding, the Limited Partners shall not be personally liable for any of the debts of the Partnership or any of the losses thereof in excess of their respective shares of Partnership assets, capital contributions which they have made or are obligated to make to the Partnership, and their share of the Partnership's income and gains; provided, however, that to the extent required by applicable law, if a Limited Partner receives a distribution at a time when it knew that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the Partners with respect to the partnership interests and liabilities for which the recourse of creditors is limited to specific Partnership assets, exceed the fair value of the Partnership's assets (except that the fair value of property that is subject to a liability for which there is recourse of creditors is limited shall be included in the Partnership's assets only to the extent that the fair value of that property exceeds that liability), then the Limited Partner receiving such distribution shall be liable for the return of such distribution.

                                   ARTICLE VII

                                 GENERAL PARTNER

Section 7.1       Powers; Actions

         The General Partner shall manage and control the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have full power to (i) manage the Partnership; (ii) execute such documents as it may deem advisable for Partnership purposes, including, without limitation, the Loan Documents and all documents necessary for the




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acquisition, financing, refinancing, development, ownership, operation and sale of any Property; (iii) acquire, sell, lease, transfer, assign, convey, mortgage, refinance, or otherwise dispose of or deal with all or any part of any Property on such terms as it deems reasonable; (iv) establish and maintain, to the extent Partnership funds are available, reasonable reserves for anticipated and unanticipated expenses relating to the activities of the Partnership; (v) perform or cause to be performed the Partnership's obligations, and exercise or cause to be exercised all of the Partnership's rights, under any agreement to which the Partnership or any nominee of the Partnership is a party; and (vi) on behalf of the Partnership, employ, engage, retain or deal with any Person, including any Affiliate, to perform services in connection with the ownership and operation of the Property, provided in all such cases such services are deemed by the General Partner to be advisable and the compensation therefor is reasonable.

Section 7.2       Restrictions on the General Partner

                  (a) Notwithstanding the foregoing in Section 7.1 or any other provision of this Agreement, the Partnership shall be subject to the following restrictions and the General Partner shall have no authority to take and shall not take any action on behalf of the Partnership in violation of any of the following restrictions:

                           (i) No bankruptcy or insolvency filing or similar
                  proceedings for the Partnership may be commenced, and no bankruptcy or insolvency filing or similar proceeding may be commenced as to the General Partner on its own behalf or as General Partner on behalf of the Partnership.

                           (ii) The Partnership and the General Partner are
                  prohibited from creating, incurring or assuming any indebtedness other than the Loan and any subordinate financing permitted in the Loan Documents.

                           (iii) The Partnership and the General Partner are
                  prohibited from liquidating or dissolving or consenting to the liquidation or dissolution, in whole or in part, of either the Partnership or the General Partner.

                  (b) Notwithstanding anything in this Agreement to the contrary, the General Partner shall not have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership in respect of a Major Decision (as hereinafter defined) unless and until such Major Decision has been approved in writing by all of the Limited Partners. The term "Major Decision," as used in this Agreement, means any decisions with respect to the following matters:

                           (i) All financing and refinancing decisions
                  pertaining to indebtedness owing, directly or indirectly, to and/or by the Partnership.

                           (ii) Any amendment, modification, change or
                  restatement of this Agreement.




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                           (iii) Any capital expenditures in excess of $50,000
                  on any Property that has already been developed.

                           (iv) The assignment of any interests in the
                  Partnership except as expressly provided by the terms of this Agreement.

                           (v) Any amendment, modification or change to any
                  Management Agreement or any Development Agreement.

                           (vi) The engagement by the Partnership in any
                  business other than as set forth in Section 2.3 above.

                           (vii) The transaction of business with Affiliates of
                  Partners except as set forth herein.

                           (viii) The execution of any guarantees, indemnities,
                  sureties or similar commitments on behalf of the Partnership.

                           (ix) Any decision to cause the Partnership to loan
                  funds to any person, and the terms on which any such loan is made.

                           (x) Any act in contravention of this Agreement.

                           (xi) The addition of a tract of land to the defined
                  term "Properties" or a change in the use of a Property.

                           (xii) The admission of any new Partners to the
                  Partnership (except as otherwise allowed herein) or the appointment of any additional General Partner.

                           (xiii) Any other act which the Revised Act
                  specifically requires to be approved by all the Partners.

                           (xiv) The merger, consolidation or any other form of
                  combination of the Partnership with or into any other entity.

                           (xv) The conveyance, transfer or lease of the
                  Partnership's assets substantially as an entirety to any entity, except for the transfer of the Properties (or a Property) to the manager pursuant to any purchase option in any Management Agreement.

                           (xvi) The acquisition or lease of any substantial
                  assets by the Partnership.





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Section 7.3       Duties and Obligations of the General Partner

         The General Partner shall manage and control the Partnership, its business and affairs. During the continuance of the Partnership, the General Partner shall diligently and faithfully devote such time to the management of the business of the Partnership as it deems reasonably necessary.

Section 7.4 Tax Matters Partner. See Section 4.4 of Exhibit C attached hereto.


Section 7.5       Liability; Indemnification

         The General Partner and its Affiliates shall not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by it pursuant to the authority granted to it by this Agreement, other than for fraud, willful malfeasance or gross negligence. The Partnership shall and hereby does indemnify and save harmless the General Partner, the Limited Partners and their Affiliates to the greatest extent permitted by the Revised Act from any loss, damage, claim or liability, including but not limited to, reasonable attorney's fees and expenses, incurred by them by reason of any act performed by the General Partner, the Limited Partners or their Affiliates on behalf of the Partnership, including, without limitation, their activities in winding up and liquidating the Partnership, or in furtherance of the Partnership's interests, except that the General Partner and its Affiliates shall not be indemnified for actions by the General Partner or its Affiliates which constitute a breach of any of their obligations under this Agreement, fraud, willful malfeasance or gross negligence, provided, however, that the indemnity and save harmless provided for in this sentence shall be satisfied out of Partnership assets only and no Partner shall have any personal liability on account thereof.

Section 7.6       Fees to and Reimbursement of the General Partner

         The Limited Partners acknowledge that the General Partner or its Affiliates will receive $1,000 per month beginning December 1, 1998 as an asset management fee. The General Partner and its Affiliates shall also be entitled to receive reimbursement of their expenses, but shall not be entitled to receive any other fees. The General Partner and its Affiliates shall receive reimbursement for all reasonable expenses advanced by the General Partner and its Affiliates on behalf of the Partnership and all expenses incurred during the operation of the Partnership.

                                  ARTICLE VIII

                           ALLOCATIONS; DISTRIBUTIONS

Section 8.1       Allocations of Income and Loss

         All items of income or loss of the Partnership shall be allocated to the Partners in accordance with the provisions of Exhibit C attached hereto, which are hereby incorporated by reference for all purposes of this Agreement.




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Section 8.2       Partnership Distributions of Cash

         During the term hereof, periodically, but not less frequently than annually, Net Cash Flow of the Partnership shall be distributed to the Partners in accordance with their Percentage Interests.

                                   ARTICLE IX

                       ASSIGNABILITY OF GENERAL PARTNER'S
                AND LIMITED PARTNER'S INTERESTS; PURCHASE OPTION

Section 9.1       Restrictions on Transfers

         Except as provided in Section 9.5 hereof, a Partner may not sell, assign, transfer, encumber, or dispose of, by operation of law or otherwise, any interest in the Partnership or in the property or assets of the Partnership without the prior written consent of the other Partners, which in the other Partners' absolute discretion may be withheld. Additionally, any such disposition must comply with the provisions hereinafter stated in this Article IX.

Section 9.2       Assignment of a Limited Partner's Interest

                  (a) Except as otherwise provided in this Agreement, an assignee of the whole or any portion of a Partner's interest in the Partnership shall not have the right to become a Partner in place of its assignor unless (i) its assignor shall have designated such intention in the instrument of assignment; (ii) the written consent of the other Partners to such substitution shall have been obtained, which consent, in the other Partners' absolute discretion, may be withheld;
         (iii) the assignment instrument shall have been in form and substance satisfactory to the other Partner; (iv) the assignor and assignee named therein shall have executed and acknowledged such other instrument or instruments as the other Partners may deem necessary or desirable to effectuate such admission; and (v) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended.

                  (b) In any event, the Partnership and the other Partners shall be entitled to treat an assignor of a Partner's interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the foregoing requirements have been satisfied.

                  (c) The Partnership shall, upon satisfaction of the foregoing requirements, thereafter pay all further distributions or profits or other compensation by way of income or return of capital on account of the interest so assigned to the assignee. In the absence of notice to the other Partners and approval thereof in writing by them of the assignment of a Partner's interest, whether by operation of law or otherwise, any payment to an assigning Partner, or to his assigns, executors, administrators, or legal representative, shall acquit the Partnership of liability to the extent of such payment as to any other person, whether




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         claiming as a remote or immediate assignee of the Partner, or by reason of its death, legal disability, bankruptcy, insolvency, or otherwise.

                  (d) All costs (including, without limitation, legal and other professional fees) incurred by the Partnership, the other Partners, and the assigning Partner relating to any transfer contemplated by this
         Article IX, shall be charged to, and shall be the sole expense of, the assigning Partner.

Section 9.3       Withdrawal of a Partner

         Except as otherwise specifically permitted by this Agreement, no Partner shall be entitled to withdraw or retire from the Partnership.

Section 9.4 Death, Legal Incompetency, Bankruptcy or Dissolution of Limited Partner

         The death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner, the estate, personal representative, trustee, guardian or other successor in interest of such Limited Partner shall have all the rights and obligations and be liable for all the liabilities of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner which may be withheld at its sole discretion, may be substituted for such Limited Partner.

Section 9.5       Purchase Option of Capital Senior Living Properties, Inc.

         At any time, Capital Senior Living shall have the right, but not the obligation, to purchase all, but not less than all, of the interests owned by the General Partner and TP IV as limited partner for an amount equal to the amount of money that each such Partner paid for their respective interests in the Partnership, plus non-compounding interest of 12% per annum from the date such amounts were paid to the date the option described herein is exercised. The Partners, by executing this Agreement, hereby agree that the future value of such interests is speculative and that the formula set forth above is the Partners' best estimate of the fair market value of such interests as of the date of the exercise of such option.

                                    ARTICLE X

                       DURATION, DISSOLUTION, TERMINATION,
                       WINDING UP, REMOVAL OF THE GENERAL
                 PARTNER AND RESIGNATION OF THE GENERAL PARTNER

Section 10.1      Dissolution and Termination

         Subject to the provisions of Section 7.2(a) hereof, the Partnership shall be dissolved only upon the occurrence of any of the following events:




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                  (a) The expiration of the fixed term of the Partnership;

                  (b) The withdrawal or removal of the General Partner, the assignment by the General Partner of all its interest in the Partnership, or any other event that causes the General Partner to cease to be a general partner under the Revised Act, provided that any such event shall not constitute a event of dissolution if the Partnership is continued pursuant to Section 10.2;

                  (c) The sale or other disposition of all or substantially all of the assets of the Partnership and the collection of the proceeds therefrom; and

                  (d) The mutual consent of the Partners.

Section 10.2      Continuation of Business

         The Partners hereby agree that notwithstanding any provision of the Revised Act, the Partnership shall not dissolve prior to the occurrence of any event set forth in Section 10.1 above. Upon the occurrence of any event set forth in Section 10.1 above, the Partnership shall not be dissolved or required to be wound up if (i) at the time of such event there is a remaining General Partner and that General Partner carries on the business of the Partnership or
(ii) within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

Section 10.3      Winding Up of the Partnership

         Upon dissolution of the Partnership as provided in Section 10.1, the Partnership shall be wound up, and the General Partner (or if there is no General Partner, a substitute General Partner elected by the Limited Partners) will take full account of the Partnership's assets and liabilities, the assets will be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in accordance with the provisions of Section
10.4. Notwithstanding the foregoing, the General Partner, with the consent of the Limited Partners, may determine not to sell all or any portion of the assets of the Partnership, in which event there shall be distributed to each of the Partners its interest in the remaining assets of the Partnership.

Section 10.4      Sale or Liquidation

         In the case of a sale or other disposition of all or substantially all of the assets of the Partnership or termination and liquidation of the Partnership, the net proceeds of such sale or liquidation, shall be applied and distributed, after crediting or charging the Partners' capital accounts pursuant to Article VIII and as cash is received by the Partnership, in the following order of priority on or before the end of the taxable year in which the Partnership liquidates (or, if later, within 90 days after the date of such liquidation):




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                  (a) To the payment of the debts and liabilities of the
         Partnership (other than debts of the Partnership to the Partners) and the expenses of sale and liquidation.

                  (b) To the setting up of any reserves which the General Partner determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership. Such reserves may be held by the General Partner for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner may deem advisable, to distribute the balance thereafter remaining as provided herein.

                  (c) To the Partners in repayment of debts of the Partnership to the Partners.

                  (d) To the Partners in proportion to and to the extent of the remaining amounts of their respective positive capital accounts, as such accounts have heretofore been adjusted pursuant to this Agreement.

                  (e) The remaining assets, if any, shall be distributed to the Partners in accordance with their Percentage Interests.

         Should assets other than cash be distributed, the amount by which the fair market value of the assets, if any, to be distributed exceeds or is less than the basis of such assets shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing gain or loss of the Partnership for purposes of crediting or charging the capital accounts of, and distributing proceeds to, the Partners.

Section 10.5      Removal and Replacement of the General Partner

         The General Partner may be removed by either Limited Partner without further action for "cause," which means (i) any petition shall be filed by the General Partner, or any petition shall be filed against the General Partner and not vacated within 30 days, under any section or chapter of the present or future federal Bankruptcy Code or under any similar state or federal law, (ii) upon final judicial determination that the General Partner (1) was grossly negligent in its failure to perform its obligations under this Agreement, or (2) committed a fraud upon the Partners or upon the Partnership, or (3) committed a felony in connection with the management of the Partnership or its business, or
(4) was in material breach of its obligations under this Agreement, or (iii) transfer of the General Partner's interest in the Partnership or withdrawal from the Partnership without approval of the Limited Partners. In the event of removal or resignation of the General Partner, it shall be deemed to have surrendered to the Partnership its entire general partner interest in the Partnership and shall be entitled to no compensation therefor.




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                                   ARTICLE XI

                        ACCOUNTS AND RECORDS: ACCOUNTANTS

Section 11.1      Accounting Methods: Fiscal Year

         The books of account of the Partnership shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall end on December 31 of each year except upon termination.

Section 11.2      Records and Books of Account

                  (a) The General Partner shall maintain, or cause to be maintained complete and accurate records and books of account of all transactions of the Partnership wherein shall be entered all transactions, matters and things relating to the Partnership's business as are usually entered into books of account kept by persons engaged in a business of a like character, all on the method of accounting determined in accordance with Section 11.1, consistently applied.

                  (b) All of such records and books of account together with all other documents and files of the Partnership, including but not limited to copies of all documents prepared by the General Partner and all correspondence, shall, at all times, be kept at the main office of the Partnership or such other place as may be designated by the General Partner and to which the Partners shall have reasonable access as hereinafter provided, and all such records, books of account, documents and files shall be the exclusive property of the Partnership. In the event of the termination of the Partnership interest of the General Partner, all such records, books of account, documents and files shall remain in the exclusive possession of the Partnership. At any time and from time to time while the Partnership continues and until its complete liquidation (but only during reasonable business hours), each Partner may, at its own expense and upon reasonable prior written notice to the General Partner, fully examine, inspect, make copies and audit the Partnership's books, records, accounts and assets, including but not limited to bank balances and physical inspection of the Properties or an audit to be made by any competent accountant or other professional employed by it at its expense.

Section 11.3      Annual Examination and Tax Returns

                  (a) The books of the Partnership shall be brought up to date annually each year by the General Partner or the Accountants. The General Partner or the Accountants shall determine and prepare for such fiscal year, using the method of accounting determined in accordance with Section 11.1, consistently applied, such financial statements as are required by the Loan Documents.

                  (b) The General Partner or the Accountants shall also prepare all tax returns which the Partnership is required to file and the same shall be filed by the General Partner within the time prescribed by law for the filing of each such return.

                  (c) At the election of the General Partner, the Accountants shall perform an audit in accordance with generally accepted auditing standards. The financial statements and audit report shall be delivered to each Partner in the Partnership.

Section 11.4      Bank Accounts

         The cash Capital Contributions of the Partners and other funds of the Partnership shall be deposited in a bank account or accounts which shall be separately owned by the Partnership and maintained by the General Partner. Withdrawals shall be made only in the regular course of Partnership business on the signature of the General Partner or its designee. All funds not needed in the operation of the business may be deposited, to the extent permitted by applicable law, in interest bearing accounts or invested in short-term U.S. Government obligations, U.S. Government guaranteed obligations, bank certificates of deposit or other liquid high-grade investments, maturing, in any event, within one year.

Section 11.5      Reports to Limited Partners

         As soon as reasonably practicable but no later than thirty (30) days after the end of each month, the General Partner shall cause to be prepared and furnished to the Limited Partners income statements and balance sheets for such month. As soon as reasonably practicable but no later than seventy-five (75) days after the end of each fiscal year, the General Partner shall cause to be prepared and furnished to the Limited Partners the following: (i) all necessary tax reporting information required by the Limited Partners for preparation of their respective income tax return and (ii) all information necessary for such Limited Partners to comply with all reporting requirements imposed by the securities laws of the United States or any state thereof. Upon the reasonable request of the Limited Partners for further information with respect to any matter with respect to the Partnership, the General Partner shall furnish such information within ten (10) days after such request.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

Section 12.1      Recipient of Distributions and Payments

         All distributions and payments of cash or property to be made pursuant to the provisions of this Agreement shall be made directly to the parties who are entitled thereto at their respective addresses indicated on Exhibit B or elsewhere in this Agreement or at such other address as shall have been set forth in a notice sent pursuant to the provisions of Section 12.2.

Section 12.2      Communications

         Except as otherwise expressly provided in this Agreement, any offer, acceptance, election, approval, consent, objection, certification, request waiver, notice or other document required or permitted to be made or given pursuant to any provisions of this Agreement shall be deemed duly made or given, as the case may be, if in writing, signed by or on behalf of the person making or giving the same, and shall be deemed completed when either personally delivered (with receipt acknowledged by the recipient) or three days after deposited through the U.S. mail, registered or certified, first class, postage prepaid, addressed to the person or persons to whom such offer, acceptance, election, approval, consent, certification, request, waiver or notice is to be made or given at their respective addresses indicated on Exhibit B and, in the case of the Partnership, at the office of the Partnership specified in Section 2.2 of this Agreement, or, in any case, at such other address as shall have been set forth in a notice sent pursuant to the provisions of this Section 12.2.

Section 12.3      Entire Agreement; Applicable Law; Effect

         This Agreement contains the entire agreement by and among the parties and supersedes any prior understandings and agreements among them respecting the subject hereof. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED IN CONFORMITY WITH THE LAWS OF THE STATE OF TEXAS, without giving effect to principles of conflicts of law, and whether in state or federal courts. This Agreement shall be binding upon the parties hereto, their successors, heirs, devisees, permitted assigns, legal representatives, executors and administrators but shall not be deemed for the benefit of creditors or any other Persons.

Section 12.4      Modification; Waiver or Termination

         Except as otherwise expressly provided in this Agreement, no modification, waiver, or termination of this Agreement, or any part hereof, shall be effective unless made in writing signed by the party or parties to be bound thereby, and no failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Agreement, nor shall any waiver of any default under or breach of any provision of this Agreement be deemed to be a waiver of any other subsequent or similar or different default under or breach of such or any other provision or of any election or remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement, with or without knowledge of any breach or default, shall not constitute a waiver of such breach or default of any provision of this Agreement.

Section 12.5      Counterparts

         This Agreement may be executed in one or more counterparts and, notwithstanding that all of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed to be an original, and all of such counterparts shall constitute one and the same instrument binding on all of the parties hereto.

Section 12.6      Separability

         Each provision of this Agreement shall be considered separable and (a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and (b) if for any reason any provision or provisions of this Agreement would subject the Limited Partners to any personal liability for the obligations of the Partnership under the laws of the

State of Texas or any other laws, as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

Section 12.7      Article and Section Headings

         Article and Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of any of the provisions hereof.

Section 12.8      Word Meanings

         The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 12.9      Exhibits

         All exhibits annexed hereto and any documents or instruments delivered simultaneously herewith are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings or elsewhere shall be deemed to refer to and include all such writings.

Section 12.10     Further Actions

         Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the revisions hereof.

Section 12.11     Prohibition Re Partition

         Each of the parties hereto does hereby permanently waive and relinquish any and all rights it may have to cause the assets of the Partnership to be partitioned, it being the intention of the parties to prohibit any parties hereto from bringing a suit for partition against the other parties hereto.

Section 12.12     Agreements with Capital Affiliates and the Loan

         The Partnership hereby ratifies and agrees to be bound by any agreements that the Partnership has entered into with Affiliates of Capital Senior Living, including, the Management Agreement, the Development Agreement and that certain Development and Turnkey Services Agreement by and between the Partnership and Capital Senior Development, Inc.

Section 12.13     Noncompete of General Partner

         The General Partner agrees that as long as the General Partner is the general partner of the Partnership and for one (1) year after the General Partner is no longer the general partner of the Partnership neither the General Partner nor its Affiliates will acquire, own, develop, complete the development of, or manage any senior living facility providing the same level of services as any senior living facility owned or leased by the Partnership within a seven and one-half mile radius of a senior living facility owned or leased by the Partnership.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   GENERAL PARTNER:

                                   Triad Partners IV, Inc.,
                                   a Texas corporation

                                   By: /s/ BLAKE N. FAIL
                                      ------------------------------------------
                                   Name: Blake N. Fail
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   LIMITED PARTNERS:

                                   Triad Partners IV, Inc.,
                                   a Texas corporation

                                   By: /s/ BLAKE N. FAIL
                                      ------------------------------------------
                                   Name: Blake N. Fail
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------


                                   Capital Senior Living Properties, Inc.,
                                   a Texas corporation

                                   By: /s/ DAVID R. BRICKMAN
                                      ------------------------------------------
                                   Name: David R. Brickman
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   EXHIBIT "A"

                              Property Description

                                   EXHIBIT "B"


                                                 Capital Contribution                          Interest
                                                 --------------------                          --------
General Partner

Triad Partners IV, Inc.                                $   1.00                                   1%
4312 Mockingbird Lane
Dallas, Texas 75205

Limited Partners

Triad Partners IV, Inc.                                $600,000                                  80%
4312 Mockingbird Lane
Dallas, Texas 75205

Capital Senior Living Properties, Inc.                 $142,500                                  19%
14160 Dallas Parkway
Suite 300
Dallas, Texas  75240

                                   EXHIBIT "C"

                              Allocation Provisions

                                    EXHIBIT C
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          TRIAD SENIOR LIVING IV, L.P.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. All capitalized terms used herein shall have the meanings assigned to them in the Agreement of Limited Partnership of Triad Senior Living IV, L.P. Notwithstanding the foregoing, the following definitions shall be applicable to the following terms as used in this Exhibit C of the
Agreement:

         (a) "Adjusted Net Income or Loss" of the Partnership derived for any Fiscal Year (or portion thereof) shall mean the excess or deficit, as the case may be, of (i) the Gross Income of the Partnership for such period (not including the amount of Gross Income (if any) allocated during such Fiscal Year pursuant to Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), and 3.1(p) hereof for such period), over (ii) the Deductible Expenses of the Partnership for such period (not including the amount of Deductible Expenses (if any) allocated pursuant to Sections 3.1(e), 3.1(f) and 3.1(p)) hereof for such period) with the following modifications:

                  (i) Any Partnership income that is exempt from federal income tax, and that is not otherwise taken into account in computing Adjusted Net Income or Loss of the Partnership pursuant to this Section 1.1(a), shall be treated as additional Gross Income and added to the amount otherwise calculated as Adjusted Net Income or Loss under this Section 1.1(a).

                  (ii) Any expenditures of the Partnership that are described in section 705(a)(2)(B) of the Code (relating to expenditures of the Partnership that are not deductible for federal income tax purposes in computing taxable income and not properly chargeable to capital), or treated as so described pursuant to section 1.704-1(b)(2)(iv)(i) of the Regulations, and that are not otherwise taken into account in computing Adjusted Net Income or Loss of the Partnership pursuant to this Section 1.1(a), shall be treated as additional Deductible Expenses and subtracted from the amount otherwise calculated as Adjusted Net Income or Loss under this Section 1.1(a).

         (b) "Adjusted Property" shall mean any Partnership asset that has a Book Basis different from its adjusted tax basis. Any asset that is contributed to the Partnership by a Partner shall be an "Adjusted Property" if its Agreed Value is not equal to the Partnership's initial tax basis in such asset. In addition, once the Book Basis of a Partnership asset is adjusted pursuant to
Section 2.4 hereof, such asset shall thereafter be an "Adjusted Property."

         (c) "Agreed Value" of any asset contributed by a Partner to the Partnership shall mean the fair market value thereof (determined without regard to section 7701(g) of the Code) as of the date of such contribution and as reasonably determined by the General Partner.

         (d) "Book Basis" of any asset of the Partnership shall be determined in accordance with the rules of Section 2.4.

         (e) "Book Depreciation" in respect of any Partnership asset for any Fiscal Year shall mean the product of (i) the depreciation, cost recovery or other amortization deduction allowable to the Partnership for federal income tax purposes in respect of such asset for such Fiscal year, multiplied by (ii) a fraction, the numerator of which is the Book Basis of such asset as of the beginning of such Fiscal Year (or the date of acquisition if the asset is acquired during such Fiscal Year) and the denominator of which is the adjusted tax basis of such asset as of the beginning of such Fiscal Year (or the date of acquisition if the asset is acquired during such Fiscal Year). If the denominator of the fraction described in clause (ii) above is zero, "Book Depreciation" in respect of such asset shall be determined under any reasonable method selected by the General Partner.

         (f) "Book Gain or Loss" realized by the Partnership in respect of any asset of the Partnership in connection with the disposition of such asset shall mean the excess (or deficit) of (i) the amount realized by the Partnership in connection with such disposition (as determined under section 1001 of the Code) over (ii) the then Book Basis of such asset. If the Book Basis is adjusted pursuant to Section 2.4, any increase or decrease in Book Basis of the assets as a result of the adjustment shall be treated as Book Gain or Book Loss, as the case may be, and shall be allocated among the Partners pursuant to Section 3.1 of this Exhibit "C."

         (g) "Capital Account" shall have the meaning assigned such term in
Section 2.1 hereof.

         (h) "Deductible Expenses" of the Partnership for any Fiscal Year (or portion thereof) shall mean all items, as calculated for book purposes, which are allowable as deductions to the Partnership during such period under federal income tax accounting principles (including Book Depreciation).

         (i) "Fiscal Year" shall mean the fiscal year of the Partnership adopted under Section 8.1 of the Agreement.

         (j) "Gross Income" of the Partnership for any Fiscal Year (or portion thereof) shall mean the gross income of the Partnership derived from all sources (other than from capital contributions and loans to the Partnership and other than Book Gain or Loss from a Terminating Capital Transaction) during such period, as calculated for book purposes in accordance with federal income tax accounting principles.

         (k) "IRS" shall mean the United States Internal Revenue Service.

         (l) "Liquidation" of a Partner's interest in the Partnership shall mean and shall be deemed to occur upon the earlier of (i) the date upon which the Partnership is terminated under section 708(b)(1) of the Code; (ii) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Partnership assets to the Partners); or
(iii) the date upon which there is a liquidation of the Partner's interest in the Partnership (but the Partnership is not terminated) under section 1.761-1(d) of the Regulations.

         (m) "Modified 752 Share of Recourse Debt" of any Partner shall mean, as of any date, the amount (if any) of economic risk that such Partner is treated, as of such date, as bearing with respect to Recourse Debt under section 1.752-2 of the Regulations (assuming the Partnership constructively liquidates on such date within the meaning of section 1.752-2(b) of the Regulations except that, for purposes of such section 1.752-2(b), all of the assets of the Partnership shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Book Bases and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of the liabilities of the Partnership).

         (n) "Nonrecourse Deductions" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(1) of the Regulations.

         (o) "Nonrecourse Liability" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(3) of the Regulations.

         (p) "Nonrecourse Minimum Gain" of the Partnership shall mean the amount of "minimum gain" of the Partnership that is attributable to Nonrecourse Liabilities (as determined under section 1.704- 2(b)(2) of the Regulations). A Partner's share of such "Nonrecourse Minimum Gain" shall be calculated in accordance with the provisions of section 1.704-2(g) of the Regulations.

         (q) "Operations" shall mean all revenue producing activities of the Partnership other than activities relating to a Capital Transaction that occur in connection with the dissolution of the Partnership.

         (r) "Partner Minimum Gain" of the Partnership shall mean the amount of "minimum gain" of the Partnership that is attributable to Partner Nonrecourse Debt (as determined under section 1.704-2(i)(2) of the Regulations). A Partner's share of such "Partner Minimum Gain" shall be calculated in accordance with the provisions of section 1.704-2(i)(5) of the Regulations.

         (s) "Partner Nonrecourse Debt" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(4) of the Regulations.

         (t) "Partner Nonrecourse Deductions" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(i)(2) of the Regulations.

         (u) "Recourse Debt" of the Partnership shall mean any liability (or portion thereof) of the Partnership that is neither a Nonrecourse Liability nor a Partner Nonrecourse Debt.

         (v) "Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Regulations.

         (w) "Related Person" shall mean, as to any Partner, any person who is related to such Partner (within the meaning of section 1.752-4(b) of the Regulations).

         (x) "Revaluation Event" shall mean any of the following occurrences:
(a) the contribution of money or other property (other than a de minimis amount) by a new or existing Partner to the Partnership as consideration for the issuance of an additional interest in the Partnership and/or increase in Interests; (b) the distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership and/or decrease in Interests; or (c) the liquidation of the Partnership within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations.

         (y) "Section 704 Capital Account" shall have the meaning assigned to such term in Section 2.3 hereof.

         (z) "Tax Depreciation" for any Fiscal Year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Partnership for federal income tax purposes for such Fiscal Year.

         (aa) "Tax Item" with respect to any asset shall mean any item of income, gain, loss or deduction (including depreciation, cost recovery or amortization) in respect of such asset, as computed for federal income tax purposes.

         (bb) "Tax Matters Partner" shall have the meaning ascribed to such term in Section 4.4(a) hereof.

         (cc) "Taxable Gain or Loss" shall mean gain or loss recognized by the Partnership on the sale, exchange or other disposition of any asset of the Partnership as computed for federal income tax purposes.


                                   ARTICLE II

                                CAPITAL ACCOUNTS
                                       AND
                          SECTION 704 CAPITAL ACCOUNTS

         Section 2.1 Capital Accounts. A separate "Capital Account" (herein so called) shall be maintained for each Partner in accordance with the capital accounting rules of section 1.704-1(b)(2)(iv) of the Regulations. Each Partner shall have only one Capital Account, regardless of the number or classes of interests in the Partnership owned by such Partner and regardless of the time or manner in which such interests were acquired by such Partner. Pursuant to the basic rules of section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Partner's Capital Account:

         (a) shall be increased by the amount of money contributed by such Partner (or such Partner's predecessor in interest) to the Partnership (including but not limited to such Partner's Capital Contributions described in Article V of the Agreement) and decreased by the amount of money distributed to such Partner (or such Partner's predecessor in interest);

         (b) shall be increased by the fair market value (determined without regard to section 7701(g) of the Code) of each property contributed by such Partner (or such Partner's predecessor in interest) to the Partnership (net of liabilities secured by such property that the Partnership is considered to assume or take subject to under section 752 of the Code), and decreased by the fair market value (determined without regard to section 7701(g) of the Code) of each property distributed to such Partner (or such Partner's predecessor in interest) by the Partnership (net of liabilities secured by such property that such Partner is considered to assume or take subject to under section 752 of the
Code);

         (c) shall be increased by the amount of Adjusted Net Income or item of income or gain or Book Gain allocated to such Partner (or such Partner's predecessor in interest) pursuant to Section 3.1 hereof;

         (d) shall be decreased by the amount of Adjusted Net Loss or item of loss or deduction or Book Loss allocated to such Partner (or such Partner's predecessor in interest) pursuant to Section 3.1 hereof; and

         (e) shall be otherwise adjusted in accordance with the other capital account maintenance rules of section 1.704-1(b)(2)(iv) of the Regulations.

The foregoing provisions of this Section 2.1 and the other provisions of this Exhibit C relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. The Partners shall also make any appropriate modification if unanticipated events might otherwise cause this Exhibit C and the Agreement not to comply with such Regulations. If any Interest is transferred pursuant to the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

         Section 2.2   Additional Provisions Regarding Capital Accounts.

         (a) If a Partner pays any indebtedness of the Partnership, such payment shall be treated as a contribution by that Partner to the capital of the Partnership and the Capital Account of such Partner shall be increased by the amount so paid by such Partner.

         (b) Except as specifically provided in the Agreement, no Partner may contribute capital to, or withdraw capital from, the Partnership.

         (c) A loan by a Partner to the Partnership shall not be considered a contribution of money to the capital of the Partnership, and the balance of such Partner's Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, or reimbursement made a Partner with respect to advances or other payments made by a such Partner on behalf of the Partnership or payments of fees to a Partner or Related Person to such Partner which are made by the Partnership shall be considered a return of capital or in any manner affect the balance of such Partner's Capital Account.

         (d) No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership, any other Partner, or any third party to restore said deficit balance; provided, however, that upon the liquidation of TP IV's interest in the Partnership, if TP IV has a deficit balance in his Capital Account following such liquidation, as determined after taking into account all adjustments to the Capital Accounts for the taxable year during which such liquidation occurs, TP IV shall be required to immediately contribute cash to the Partnership in an amount equal to the lesser of (i) such deficit capital account balance or (ii) the amount of actual cash distributions to TP IV during the term of the Partnership (determined without taking into account any amounts paid to any party pursuant to Section 7.6 of the Agreement).

         (e) No interest will be paid on any capital contributed to the Partnership or the balance in any Partner's Capital Account.

         Section 2.3 Section 704 Capital Accounts. A "Section 704 Capital Account" (herein so called) shall be determined and maintained for each Partner throughout the term of the Agreement. The balance of a Partner's Section 704 Capital Account shall be equal to such Partner's Capital Account balance (as determined after giving effect to all adjustment attributable to allocations of Partnership income, gain, loss, deduction and credits and contributions and distributions of money and property effected prior to such determination), modified as follows:

         (a) decreased by the amount (if any) of cash that reasonably is expected to be distributed to such Partner, but only to the extent that the amount thereof exceeds any offsetting increase in such Partner's Section 704 Capital Account that reasonably is expected to occur during (or prior to) the Fiscal Year during which such distribution reasonably is expected to be made (as determined under section 1.704- 1(b)(ii)(d) of the Regulations);

         (b) decreased by the amount (if any) of loss and deduction that reasonably is expected to be allocated to such Partner pursuant to section 704(e)(2) or 706(d) of the Code or section 1.704-1(b)(2)(ii) of the Regulations (as determined under section 1.704-1(b)(2)(ii)(d) of the Regulations);

         (c) increased by the amount (if any) of such Partner's share of the Nonrecourse Minimum Gain of the Partnership; and

         (d) increased by the amount (if any) of such Partner's share of the Partner Minimum Gain of the Partnership.

         Section 2.4 Adjustment of Book Basis. Book Basis with respect to any asset of the Partnership is the asset's adjusted tax basis for federal income tax purposes, except as follows:

         (a) The initial Book Basis of any asset contributed to the Partnership by a Partner shall be the fair market value of the asset as of the date of contribution as agreed upon by the contributing Partner and the Partnership.

         (b) The Book Basis of each asset shall be its respective fair market value as reasonably determined by the General Partner, as of a Revaluation Event.

         (c) The Book Basis of each asset distributed to any Partner will be the fair market value of the asset as reasonably determined by the General Partner as of the date of determination.

         (d) The Book Basis of each asset will be increased or decreased to reflect any adjustment to the adjusted tax basis of the asset under section 734(b) or 743(b) of the Code, but only to the extent that the adjustment is taken into account in determining Capital Account balances under section 1.704-1(b)(2)(iv)(m) of the Regulations, provided that the Book Basis will not be adjusted hereunder to the extent that an adjustment under Section 2.4(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 2.4(d).

Book Basis will be adjusted by Book Depreciation, and Book Gain or Book Loss on a disposition of any asset shall be determined by reference to such asset's Book Basis as adjusted herein.


                                   ARTICLE III

                         ALLOCATIONS OF PROFIT AND LOSS

         Section 3.1 Allocation of Items of Profit and Loss. Subject to the provisions of ARTICLE IV hereof, the Partnership's Gross Income, items of loss or deduction and Adjusted Net Income or Loss and Book Gain or Loss for each Fiscal Year shall be allocated to the Partners as follows and in the following order of priority (after giving effect to all Capital Account adjustments attributable to contributions and distributions of money and property, but prior to distributions of money and property made pursuant to Section 10.4 of the Agreement):

         (a) Pursuant to section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Nonrecourse Minimum Gain of the Partnership for such Fiscal Year (or if there was a net decrease in Nonrecourse Minimum Gain for a prior Fiscal Year and the Partnership did not have sufficient amounts of income during prior Fiscal Years to allocate to the Partners under this Section 3.1(a)), then Gross Income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such Fiscal Year, to each Partner in an amount equal to such Partner's share of the net decrease in such minimum gain (as determined under section 1.704-2(g) of the Regulations).

         (b) Pursuant to section 1.704-2(i)(4) of the Regulations (relating to minimum gain chargebacks) if there is a net decrease in Partner Minimum Gain of the Partnership for such Fiscal Year (or if there was a net decrease in Partner Minimum Gain for a prior Fiscal Year and the Partnership did not have sufficient amounts of income during prior Fiscal Years to allocate to the Partners under this Section 3.1(b)), then Gross Income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such Fiscal Year, to each Partner with a share of such minimum gain as of the first day of such Fiscal Year in an amount equal to such Partner's share of the net decrease in such Partner Minimum Gain (as determined under section 1.704-2(i)(5) of the Regulations).

         (c) A Partner who unexpectedly receives any adjustment, allocation or distribution described in section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations will be specially allocated items of income or gain (after the allocations required by Section 3.1(a) and Section 3.1(b) hereof but before any other allocations required by this Section 3.1) in an amount and in the manner sufficient to eliminate any deficit balance in his Section 704 Capital Account (for this purpose, a Partner's Section 704 Capital Account shall be increased by the amount (if any) that such Partner is treated as being obligated to contribute subsequently to the capital of the Partnership (as determined under section 1.704-1(b)(2)(ii)(c) of the Regulations) and, without duplication of any amount previously described in this sentence, shall be increased by the amount (if any) of such Partner's Modified 752 Share of Recourse Debt) as quickly as possible; provided, however, that an allocation shall be made pursuant to this
Section 3.1(c) only if and to the extent that such Partner would have a deficit balance in his Section 704 Capital Account after all allocations in this Section
3.1 have been tentatively made as if this Section 3.1(c) were not in this Exhibit. This Section 3.1(c) is intended to satisfy the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         (d) Except as required by Section 3.1(a), Section 3.1(b) and Section 3.1(c), each Partner who has a deficit balance in its Capital Account (for this purpose, a Partner's Capital Account shall be increased by (A) the amount (if any) that a Partner is obligated to contribute subsequently to the capital of the Partnership under the Agreement or this Exhibit (including Section 2.2(d) of this Exhibit) or is treated as being obligated to contribute subsequently to the capital of the Partnership (as determined under section 1.704-1(b)(2)(ii)(c) of the Regulations); (B) the amount (if any) of such Partner's share of the Nonrecourse Minimum Gain of the Partnership; and (C) the amount (if any) of such Partner's share of the Partner Minimum Gain of the Partnership) at the end of the taxable year will be specially allocated items of income or gain in the amount of the deficit as quickly as possible; provided, however, that an allocation shall be made pursuant to this Section 3.1(d) only if and to the extent that such Partner would have a deficit balance in its Capital Account after all allocations in this Section 3.1 have been tentatively made as if this
Section 3.1(d) were not in this Exhibit and Section 3.1(d) shall be applied before Section 3.1(c).

         (e) All Partner Nonrecourse Deductions attributable to a Partner Nonrecourse Debt shall be allocated to the Partner that is treated (under section 1.704-2(b)(4) of the Regulations) as bearing the economic risk of loss for such debt.

         (f) All Nonrecourse Deductions of the Partnership shall be allocated to the Partners, pro rata in accordance with their respective Percentage Interests.

         (g) Any Adjusted Net Income realized by the Partnership for such year shall be allocated among the Partners as follows and in the following order of priority:

                  (i) First: Adjusted Net Income shall be allocated to the General Partner until the aggregate Adjusted Net Income allocated under this Section 3.1(g)(i) for the current and prior years equals the aggregate amount of Adjusted Net Loss allocated to the General Partner under Section 3.1(h)(ii) for the current and prior years; and then

                  (ii) Second: Adjusted Net Income shall be allocated to the Partners in the same proportion that cumulative Adjusted Net Loss has been allocated to the Partners under Section 3.1(h)(i) for the current year and prior years until each Partner has been allocated cumulative Adjusted Net Income under this Section 3.1(g)(ii) for the current and prior years equal to the cumulative Adjusted Net Loss allocated to the Partner under Section 3.1(h)(i) for the current and prior years; and then

                  (iii) Third: All remaining Adjusted Net Income shall be allocated among the Partners in proportion to their respective Percentage Interests.

         (h) Any Adjusted Net Loss realized by the Partnership for such year shall be allocated among the Partners as follows and in the following order of priority:

                  (i) First: Adjusted Net Loss shall be to the Partners in proportion to their respective Percentage Interests until each Partner's positive Section 704 Capital Account balance is reduced to zero.

                  (ii) Second: All remaining Adjusted Net Loss shall be allocated to the General Partner.

         (i) Notwithstanding any other provision of the Agreement or this Exhibit, from the date that construction commences with respect to a Property (the "Subject Property") to the date 18 months following the date that the Partnership receives a Certificate of Occupancy for the Subject Property, all Adjusted Net Loss from the Subject Property shall be allocated under this
Section 3.1(i) to TP IV. The provisions of this Section 3.1(i) shall be applied to each Property of the Partnership on a property by property basis.

         (j) [Intentionally deleted]

         (k) Book Gain derived from a Terminating Capital Transaction shall be allocated among the Partners as follows in the following order of priority (after giving effect to all adjustments attributable to allocations made pursuant to the preceding provisions of this Section 3.1 for such year):

                  (i) First: Book Gain shall be allocated among the Partners having deficit Capital Account balances to the least extent necessary to cause their deficit Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests.

                  (ii) Second: Book Gain shall be allocated among those Partners having deficit Capital Account balances in accordance with their respective Percentage Interests, to the least extent necessary to cause their Capital Account balances to equal zero.

                  (iii) Third: Book Gain shall be allocated to the Partners to the least extent necessary so as to cause their positive Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests.

                  (iv) Fourth: Book Gain shall be allocated among the Partners in proportion to their respective Percentage Interests.

         (l) Book Loss derived from a Terminating Capital Transactions shall be allocated among the Partners as follows in the following order of priority (after giving effect to all adjustments attributable to allocations made pursuant to the preceding provisions of this Section 3.1 for such year):

                  (i) First: Book Loss shall be allocated among the Partners to the least extent necessary so as to cause the positive balances of their respective Capital Accounts to be in the same proportion to one another as their respective Percentage Interests and then to all Partners in proportion to their respective Percentage Interests until each Partner's positive Capital Account balance is reduced to zero.

                  (ii) Second: All remaining Book Loss shall be allocated to the General Partner.

         (m) For purposes of determining the nature (as ordinary or capital) of any Partnership profit allocated among the Partners for Federal income tax purposes pursuant to this Section 3.1, the portion of such profit required to be recognized as ordinary income pursuant to sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Partners in accordance with sections 1.1245-1(e)(2) and 1.1250-1(f) of the Regulations.

         (n) The Partners agree that their Percentage Interests represent their respective interest in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in section 1.752-3(a)(3) of the Regulations) pursuant to section 1.752-3(a)(3) of the Regulations.

         (o) Notwithstanding any other provision herein to the contrary, no allocation of Adjusted Net Income, Adjusted Net Loss, Book Gain or Book Loss, or items of income, gain, loss and deduction will be made to a Partner if the allocation would not have "economic effect" under section 1.704-1(b)(2)(ii) of the Regulations or otherwise would not be in accordance with the Partners' interests in the Partnership within the meaning of section 1.704-1(b)(3) or section 1.704-2(b)(1) of the Regulations. The General Partner will have the authority to reallocate any item in accordance this Section 3.1(o); provided, however, that (a) no such change shall have a material adverse effect upon the amount of cash or other property distributable to any Partner, (b) each Partner shall have 30 days prior notice of such proposed modification and (c) if such proposed modification would be material, the Partnership shall have received an opinion of tax counsel to the Partnership that such modification is necessary to comply with section 704(b) of the Code.

         (p) The allocations set forth in Sections 3.1(a)-(f) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 3.1(p). Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determine(s) appropriate so that after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1(g)-(l) hereof.

         Section 3.2   Allocation of Tax Items.

         (a) Except as otherwise provided in the succeeding provisions of this
Section 3.2, each Tax Item shall be allocated to the Partners in the same manner as each correlative item of income, gain, loss or deduction, as calculated for book purposes, is allocated pursuant to the provisions of Section 3.1 hereof.

         (b) The Partners hereby acknowledge that all Tax Items in respect of Adjusted Property are required to be allocated to the Partners in the same manner as under section 704(c) of the Code (as specified in sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3 of the Regulations), and
that the principles of section 704(c) of the Code require that such Tax Items must be shared among the Partners so as to take account of the variation between the adjusted tax basis and Book Basis of each such Adjusted Property. Thus, notwithstanding anything in Sections 3.1 or 3.2(a) hereof to the contrary, the Partners' distributive shares of Tax Items in respect of each Adjusted Property shall be separately determined and allocated to the Partners following any permissible method under 1.704-3 of the Regulations reasonably selected by the General Partner, and the Capital Account balances of the Partners shall be adjusted solely for allocations of book items in respect of such assets and shall not be adjusted for their distributive shares of any corresponding Tax Items.

                                   ARTICLE IV

                                  SPECIAL RULES

         Section 4.1 Allocation of Profit and Loss and Distributions in Respect of Interests Transferred.

         (a) If any interest in the Partnership is transferred, or is increased or decreased by reason of the admission of a new Partner or otherwise, during any Fiscal Year, each item of Adjusted Net Income or Loss, and other income and deductions and Book Gain and Book Loss of the Partnership for such Fiscal Year shall be divided and allocated between the Partners in question by taking account of their varying interests in the Partnership during such Fiscal Year on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under section 706 of the Code and the Regulations thereunder.

         (b) Distributions of Partnership assets in respect of an interest in the Partnership shall be made only to the persons or entities who, according to the books and records of the Partnership, are the holders of record of the interests in the Partnership in respect of which such distributions are made on the actual date of distribution. Neither the Partnership nor any Partner shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Partnership or any Partner has knowledge or notice of any transfer or purported transfer of ownership of any interest in the Partnership.

         (c) Notwithstanding any provision above to the contrary, Book Gain or Loss of the Partnership realized in connection with a sale or other disposition of any substantial part of the assets of the Partnership shall be allocated solely to the parties owning interests in the Partnership as of the date such sale or other disposition occurs.

         Section 4.2 Tax Returns. The General Partner shall cause to be prepared for each taxable year of the Partnership the federal, state and local income tax returns and information returns, if any, which the Partnership is required to file. Such returns shall be prepared and submitted to the Partners for examination no later than ten (10) days prior to the required filing date (including any extension thereof), together with such additional forms and information as may be required by the Partners in order for the Partners to file returns reflecting the Partnership's operations.

         Section 4.3 Tax Elections. The Partnership shall make the following elections on the appropriate tax returns:

         (a) to the extent permitted by the Code, to adopt the calendar year as the Partnership's fiscal year;

         (b) to the extent permitted by the Code, to adopt the cash method of accounting and to keep the Partnership's books and records on the income-tax method;

         (c) if a distribution of Partnership property as described in section 734 of the Code occurs or if a transfer of Interest as described in section 743 of the Code occurs, on written request of any Partner, to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership properties;

         (d) to elect to amortize the organizational expenses of the Partnership ratably over a period of sixty (60) months as permitted by section 709(b) of the Code; and

         (e) any other election the General Partner may deem appropriate and in the best interests of the Partners.

Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law. The Partnership intends to be classified as a partnership for federal income tax purposes under section 301.7701-3 of the Regulations. Neither the Partnership nor any Partner may make an election under section 301.7701-3(c) of the Regulations to treat the Partnership as an association taxable as a corporation.

         Section 4.4   Tax Matters Partner.

         (a) The General Partner is hereby designated the "Tax Matters Partner" as that term is defined in section 6231(a)(7) of the Code.

         (b) The Tax Matters Partner shall use its best efforts to comply with the responsibilities outlined in sections 6222 through 6232 of the Code and in doing so shall incur no liability to the other Partners. Notwithstanding the Tax Matters Partner's obligation to use its best efforts in the fulfillment of its responsibilities, the Tax Matters Partner shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Partners agree on a method for sharing such expenses.

         (c) No Partner shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of items for any Partnership taxable year without first notifying the other Partners. If the other Partners agree with the requested adjustment, then the Tax Matters Partner shall file the request for administrative adjustment on behalf of the Partner. If unanimous consent is not obtained within thirty (30) calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.

         (d) Any Partner intending to file a petition under sections 6226, 6228, or other section of the Code with respect to any item or other matter involving the Partnership shall notify the other Partners of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Partner is the Partner intending to file such petition on behalf of the Partnership, such notice shall be given within a reasonable period of time to allow the other Partners to participate in the choosing of the forum in which such petition will be filed. If the Partners do not agree on the appropriate forum, then the appropriate forum shall be decided by vote of a majority in interest of the Partners. If such a majority cannot agree, then the Tax Matters Partner shall choose the forum. If any Partner intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of this Section 4.4(d), then such Partner shall notify the other Partners of such intended action.

         (e) The provisions of this Section 4.4 shall survive the termination of the Partnership or the termination of any Partners's interest in the Partnership and shall remain binding on the Partners for a period of time necessary to resolve with the IRS or the United States Treasury Department the income taxation of the Partnership.

         Section 4.5 Inconsistent Treatment of Partnership Items. If any Partner intends to file a notice of inconsistent treatment under section 6222(b) of the Code, then such Partner shall give reasonable notice under the circumstances to the other Partners of such intent and the manner in which the Partner's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Partners.